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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Avant! Corporation

We consent to incorporation by reference in the registration statement on Form S-8 of Avant! Corporation of our report dated November 23, 1996, relating to the supplemental consolidated balance sheets of Avant! Corporation and subsidiaries as of December 31, 1994, and 1995 and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related supplemental financial statement schedule, which report appears in the Form 8-K filed by Avant! Corporation on November 27, 1996. We also consent to incorporation by reference in the registration statement on Form S-8 of Avant! Corporation of our report dated January 18, 1996, relating to the consolidated balance sheets of Avant! Corporation and subsidiaries as of December 31, 1995, and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports appear or are incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Avant! Corporation.


San Jose, California
November 27, 1996

                                         /s/ KPMG Peat Marwick LLP
                                         KPMG Peat Marwick LLP